UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

Health Sciences Group, Inc.

(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA 90045
(Address of principal executive offices) (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

On October 12, 2006, Health Sciences Group, Inc., a Delaware corporation (the "Registrant"), signed a letter of intent to acquire the business and assets of Kalahari, Limited, a Georgia corporation which produces, markets and distributes a unique line of products, including bagged red tea, bottled ready-to-drink iced teas and natural, all fruit energy bars with a branding message that embodies the spirit of discovery and adventure for a healthy lifestyle.

Pursuant to the terms of the non-binding letter of intent, the consideration to the sellers for the purchase of Kalahari’s business and assets consist of shares of the Registrant’s common stock to be paid subject to an earn-out schedule over a period of three years and the assumption by the Registrant of approximately four hundred seventy six thousand dollars of liabilities. The letter of intent further requires the Registrant to invest a minimum of one million dollars into Kalahari’s on-going business operations at the time of the closing, of which a maximum of one hundred twenty five thousand dollars may be used for extinguishment of certain liabilities, followed by a subsequent investment of one million dollars within twelve months after the closing date to be used for general working capital purposes. Pursuant to the terms of the earn-out provision, shares of the Registrant’s common stock shall be issued to the Sellers upon the achievement of key financial milestones over a three-year period as follows:

(i)
For fiscal year ending on December 31, 2007, shares equivalent to nine multiplied by 2007 Kalahari earnings before interest, taxes, depreciation and amortization (EBITDA) divided by the twenty-day volume weighted average price (VWAP) of Registrant's common stock at year-end; plus

(ii)	For fiscal year ending on December 31, 2008, seven multiplied by 2008 Kalahari EBITDA divided by the twenty-day VWAP of Registrant's common stock at year-end; plus

(iii)	For fiscal year ending on December 31, 2009, five multiplied by 2009 Kalahari EBITDA divided by the twenty-day VWAP of Registrant's common stock at year-end.

The non-binding letter of intent provides for an anticipated closing date of November 30, 2006 and is subject to certain conditions, including the Registrant obtaining a minimum of one million dollars in financing, satisfaction of due diligence requirements and other customary closing conditions generally required for a transaction of this type. There can be no assurance that the acquisition will be consummated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Letter of Intent to acquire the business and assets of Kalahari, Limited by Health Sciences Group, Inc. dated October 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated: October 13, 2006	By:	/s/ Fred E. Tannous

Fred E. Tannous Chief Financial Officer, Principal Financial Officer, and Co-chairman

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